EXHIBIT 10.23

SECOND AMENDMENT

THIS SECOND AMENDMENT, dated as of November 14, 2008 (this “Amendment”) among Charming Shoppes Receivables Corp. (“CSRC”), as Seller, Spirit of America, Inc. (“Spirit, Inc”), as Servicer, and U.S. Bank National Association, as successor in interest to Wachovia Bank, National Association, as Trustee (the “Trustee”) is to the Series 2004-VFC Supplement, dated as of January 21, 2004 (as heretofore amended, the “Supplement”), among CSRC, as Seller, Spirit, Inc., as Servicer, and the Trustee, and consented to by Barclays Bank PLC.  Any capitalized term not herein defined shall have the meaning assigned to it in the Supplement.

WHEREAS, the parties hereto desire to amend the Supplement in order to make certain changes specified below; and

WHEREAS, the parties hereto acknowledge the terms of Certificate Purchase Agreement, as amended as of the date hereof;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1.  AMENDMENT.  The Supplement is hereby amended by deleting the amount “$50,000,000” where it appears in the definition of “Maximum Class A Funded Amount” and substituting the amount “$105,000,000” therefor:

SECTION 2.  EFFECTIVENESS.  The amendment set forth in Section 1 above shall become effective on the date on which:

(a)           the Servicer shall have received counterparts of this Amendment executed by CSRC, Spirit, Inc., the Trustee and the Administrator;

(b)           the Administrator shall have received a replacement Series 2004-VFC Certificate, Class A, executed by CSRC and authenticated by the Trustee, reflecting the increase in the Maximum Class A Funded Amount;

(c)           the Trustee shall have received the existing Series 2004-VFC Certificate, Class A, from the Administrator for cancellation or a lost certificate affidavit and indemnity satisfactory to CSRC and the Trustee; and

(d)           the Rating Agency Condition shall have been satisfied.

SECTION 3.  MISCELLANEOUS.  (a)  As hereby amended, the Supplement (as so amended, the “Amended Supplement”), shall remain in full force and effect and is hereby ratified and confirmed in all respects.  After the effectiveness hereof, all references in the Pooling and Servicing Agreement, any other Supplement and any similar document to the “Series 2004-VFC Supplement” or similar terms shall refer to the Amended Supplement.

(b)  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

(c) This Amendment shall be construed in accordance with and governed by the Laws of the State of New York, without giving effect to its conflicts of law provisions.

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IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

CHARMING SHOPPES RECEIVABLES CORP.,
Seller

By:__________________________________________
Name:
Title:

SPIRIT OF AMERICA, INC.
Servicer

By:__________________________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as the Trustee for CHARMING SHOPPES MASTER TRUST

By:__________________________________________
Name:
Title:

Acknowledged and Agreed to as of the date first written above:

BARCLAYS BANK PLC, as Administrator

By:__________________________________________
Name:
Title: